Exhibit 23
Consent of Independent Registered Public Accountant
We have issued our reports dated March 6, 2006, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of Applica Incorporated appearing in the Annual Report on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statements of Applica Incorporated on Form S-3 (File No. 33-26955, effective February 8, 1989), Form S-8 (File No. 33-36424, effective on August 17, 1990), Form S-8 (File No. 33-58574, effective February 22, 1993), Form S-3 (File No. 333-06759, effective June 25, 1996), Form S-8 (File No. 333-52389, effective May 12, 1998), Form S-8 (File No. 333-52383, effective May 12, 1998), Form S-8 (File No. 333-86507, effective August 3, 1999), Form S-8 (File No. 333-39986, effective June 23, 2000) and Form S-8 (File No. 333-39990, effective June 23, 2000).
/s/ Grant Thornton LLP
Miami, Florida
March 10, 2006